UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

ELECTROMED, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ELECTROMED, INC.
500 Sixth Avenue NW
New Prague, MN 56071
(952) 758-9299

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FRIDAY, NOVEMBER 5, 2010

To our Shareholders:

          The Fiscal 2011 Annual Meeting of the Shareholders (the “Annual Meeting”) of Electromed, Inc. (the “Company”) will be held on Friday, November 5, 2010, at the offices of the Company, located at 500 Sixth Avenue Northwest, New Prague, Minnesota. Registration for the Annual Meeting will begin at 9:45 a.m. Central Time, and the Annual Meeting will commence at approximately 10:00 a.m. Central Time. The purposes of the Annual Meeting are to consider and vote upon the following proposals and to transact any other business as may properly come before the Annual Meeting or any adjournments thereof:

(1)	To set the number of directors at seven (7).
(2)	To elect directors to our Board of Directors to serve until the next annual meeting of shareholders or until such time as their successors are elected and qualified;
(3)

To amend the Company’s Articles of Incorporation to increase the number of authorized shares of capital stock from 10,000,000 to 15,000,000, consisting of 13,000,000 shares of common stock, par value $0.01 per share, and 2,000,000 shares of undesignated stock.

(4)	To ratify the appointment of McGladrey & Pullen, LLP as independent public accountant of the Company for the 2011 fiscal year.

          Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. The Board of Directors is not aware of any other business to come before the Annual Meeting. The foregoing proposals are described more fully in the enclosed proxy statement (the “Proxy Statement”). If you have any questions regarding the information contained in the Proxy Statement or regarding the completion of the enclosed proxy card or would like directions to the Annual Meeting, please call the Company at (952) 758-9299.

          Only shareholders that were listed on the Company’s records at the close of business on Monday, October 4, 2010, the record date set by the Board of Directors for the meeting, are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof. The stock transfer books of the Company will not be closed.

          All shareholders of record are cordially invited to attend the Annual Meeting in person. However, to assure the presence of a quorum, the Board of Directors requests that you promptly submit your proxy voting instructions by mail, telephone, or Internet, as indicated on your proxy card, regardless of whether you plan to attend the Annual Meeting. Your proxy vote is solicited by the Board of Directors. The proxy is revocable and will not be used if you attend and vote at the Annual Meeting in person or otherwise provide notice of your revocation. If you would like to vote by mail, please mail your executed proxy card to the Company’s stock transfer agent in the enclosed envelope.

By order of the Board of Directors,

Robert D. Hansen
Chairman of the Board and Director
New Prague, Minnesota
October 14, 2010

IMPORTANT: THE PROMPT SUBMISSION OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE, OR YOU MAY VOTE ONLINE OR BY PHONE.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting to be Held on November 5, 2010:
The Proxy Statement, Form 10-K and Annual Report are available at
http://electromed.com/info_pages/investor_relations.html

Proxy Statement
Fiscal 2011 Annual Meeting of Shareholders
Friday, November 5, 2010
10:00 a.m. Central Time

          This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors of Electromed, Inc., a Minnesota corporation (the “Company”), for use at the Fiscal 2011 Annual Meeting of Shareholders of the Company to be held on Friday, November 5, 2010 (the “Annual Meeting”), and at any adjournment thereof. The Annual Meeting will be held at the offices of the Company, located at 500 Sixth Avenue Northwest, New Prague, Minnesota. Registration for the Annual Meeting will begin at approximately 9:45 a.m. Central Time. The Annual Meeting will commence at approximately 10:00 a.m. Central Time. This solicitation is being made by mail; however, the Company may also use its officers, directors, and employees (without providing them with additional compensation) to solicit proxies from shareholders in person or by telephone, facsimile or letter. Distribution of this Proxy Statement and the proxy card via U.S. Mail is scheduled to begin on or about October 14, 2010.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Shareholders to be Held on November 5, 2010:
The Proxy Statement, Form 10-K and Annual Report are available at
http://electromed.com/info_pages/investor_relations.html

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did I receive this proxy statement?

A:

The Company is soliciting your proxy vote at the Annual Meeting because you owned of record one or more shares of common stock of the Company at the close of business on Monday, October 4, 2010, the record date for the meeting, and are therefore entitled to vote at the Annual Meeting.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person or persons (the “proxy” or “proxies,” respectively) to vote on your behalf. By completing and returning the enclosed proxy card, you are giving Robert D. Hansen and Terry M. Belford, the proxies, the authority to vote your shares of common stock at the Annual Meeting in the manner you indicate on your proxy card. If you sign and return the enclosed proxy card but do not give direction with respect to any nominee or other proposal, the proxies will vote your shares as recommended by the Board of Directors. The proxies are authorized to vote in their discretion if other matters are properly submitted at the Annual Meeting, or any adjournments thereof.

Q:	When and where is the Annual Meeting?

A:

The Annual Meeting will be held on Friday, November 5, 2010, at the offices of the Company, located at 500 Sixth Avenue Northwest, New Prague, Minnesota. Registration for the meeting will begin at approximately 9:45 a.m. Central Time. The Annual Meeting will commence at approximately 10:00 a.m. Central Time.

Q:	What am I voting on?

A:	You are voting on the following matters:

• Proposal 1 — To set the number of directors at seven (7);
• Proposal 2 — To elect the directors named in the Proxy Statement;
•

Proposal 3 — To amend the Company’s Articles of Incorporation to increase the number of authorized shares of capital stock from 10,000,000 to 15,000,000, consisting of 13,000,000 shares of common stock, par value $0.01 per share, and 2,000,000 shares of undesignated stock.

• Proposal 4 — To ratify the appointment of McGladrey & Pullen, LLP as the Company’s independent public accountant for the 2011 fiscal year.

Q:	What does the Board recommend?

A:	The Board recommends a vote:

• FOR the proposal to set the number of directors at seven (7) (see Proposal 1);
• FOR the election of its seven director nominees (see Proposal 2);
•

FOR the proposal to amend the Company’s Articles of Incorporation to increase the number of authorized shares of capital stock from 10,000,000 to 15,000,000, consisting of 13,000,000 shares of common stock, par value $0.01 per share, and 2,000,000 shares of undesignated stock (see Proposal 3); and

• FOR the ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent public accountant for the 2011 fiscal year (see Proposal 4).

Q:	How many votes do I have?

A:

On any matter which may properly come before the Annual Meeting, each shareholder entitled to vote thereon will have one (1) vote for each share of common stock owned of record by such shareholder as of the close of business on Monday, October 4, 2010.

Q:	How many shares of common stock may vote at the Annual Meeting?

A:

At the close of business on Monday, October 4, 2010, there were 8,087,885 outstanding shares of common stock. This means that there may be 8,087,885 votes on any matter presented at the Annual Meeting.

Q:	What vote is required to approve each of the Proposals?

A:

Proposal 1 – Determination of the number of directors — Provided a quorum is present in person or by proxy at the Annual Meeting (consisting of at least a majority of the issued and outstanding stock as of the record date), the affirmative vote of the holders of a majority of the shares of common stock represented at the Annual Meeting (whether in person or by proxy) will result in approval of the proposal to set the number of directors at seven (7).

Proposal 2 – Election of Directors — With respect to the election of directors, the nominees receiving the greatest number of votes relative to the votes cast for the other nominees will be elected, regardless of whether an individual nominee receives votes from a majority of the quorum of shares represented at the Annual Meeting (in person or by proxy). Although directors are elected by plurality vote, the presence (in person or by proxy) of shareholders representing an aggregate of at least a majority of the issued and outstanding shares of common stock is required to constitute a quorum for the election of directors.

Shareholders do not have cumulative voting rights with respect to the election of directors or any other matter, which means that shareholders will not be able to cast all of their votes for a single director nominee. The cumulative voting method would entitle a shareholder to multiply the number of shares owned of record by such shareholder by the number of director positions being voted upon and then cast a number of votes equal to such total for only one nominee. Instead, shareholders will only be able to cast one vote per share owned of record for each director nominee at the Annual Meeting. Accordingly, a holder of 100 shares will only be able to cast 100 shares for each nominee (up to the number of directorships up for election) and will not instead be able to cast all of his or her votes for a single nominee (or distribute votes in any other manner).

Proposal 3 – Amendment to the Articles of Incorporation — Provided a quorum is present in person or by proxy at the Annual Meeting (consisting of at least a majority of the issued and outstanding stock as of the record date), the affirmative vote of the holders of a majority of the shares of common stock represented at the Annual Meeting (whether in person or by proxy) will result in approval of the proposal to amend the Company’s Articles of Incorporation to increase the number of authorized shares of stock.

Proposal 4 – Ratification of the Appointment of McGladrey & Pullen, LLP as the Company’s Registered Independent Public Accountant — Provided a quorum is present in person or by proxy at the Annual Meeting (consisting of at least a majority of the issued and outstanding stock as of the record date), the affirmative vote of the holders of a majority of the shares of common stock represented at the Annual Meeting (whether in person or by proxy) will result in approval of the proposal to ratify the appointment of McGladrey & Pullen, LLP as the Company’s independent public accountant for the 2011 fiscal year.

Q:	What constitutes a quorum?

A:

Transaction of business may occur at the Annual Meeting if a quorum is present. In order to achieve a quorum, shareholders holding at least a majority of the issued and outstanding shares of common stock as of the record date must be present in person or by proxy at the Annual Meeting. On Monday, October 4, 2010, the Company had 8,087,885 issued and outstanding shares of common stock and, therefore, the presence of 4,043,943 shares will constitute a quorum for the transaction of business on all proposals properly brought before the Annual Meeting. If you submit a proxy or vote in person at the meeting, your shares will be counted in determining whether a quorum is present at the Annual Meeting. Broker non-votes and abstentions are also counted for the purpose of determining a quorum, as discussed below.

Q.	What is the effect of abstentions and withhold votes?

A:

You may either vote FOR or WITHHOLD authority to vote for each nominee for the Board of Directors. If you withhold authority to vote on any or all nominees, your vote will have no effect on the outcome of the election. You may vote FOR, AGAINST or ABSTAIN on the other proposals. If you abstain from voting on any of the other proposals, your shares will be deemed present but will not be deemed to have voted in favor of the proposal, and it therefore has the same effect as a vote against the proposal. If you sign and submit your proxy card without providing voting instructions, your shares will be voted “FOR” each director nominee and other proposal, as recommended by the Board of Directors.

Q:	What is the effect of broker non-votes?

A:

Shares that are held by stock brokers in “street name” may be voted by the stock broker on “routine” matters, such as ratification of our independent registered public accounting firm. To vote on “non-routine” matters, the stock broker must obtain shareholder direction. When the stock broker does not obtain direction to vote the shares, the stock broker’s abstention is referred to as a “broker non-vote.” Broker non-votes will be considered present for quorum purposes at the Annual Meeting.

If your shares are held in street name and you do not submit voting instructions to your broker on Proposals 1, 2 and 3 which are “non-routine matters,” your shares will not be counted in setting the number of directors, electing the director nominees at the Annual Meeting or approving the amendment to our Articles of Incorporation. Broker non-votes in connection with the election of directors are not deemed “votes cast,” and, since directors are elected by a plurality, will have no effect on the election. Approval of other non-routine business matters requires the affirmative vote of the majority of the shares present in person or by proxy at the Annual Meeting. Because broker non-votes will be counted as present but not be counted as a vote in favor of such proposals, they will have the same effect as a vote against such matters.

Q:	How do I vote my shares?

A:

Shares of common stock can be voted only if the shareholder of record is present at the Annual Meeting, either in person or by proxy. Shareholders of record may vote using either of the following methods:

•

Proxy Card. The enclosed proxy card is a means by which a shareholder may authorize the voting of his, her, its or their shares of common stock at the Annual Meeting. The shares of common stock represented by each properly executed proxy card will be voted at the Annual Meeting in accordance with the shareholder’s directions. The Company urges you to specify your choices by marking the appropriate boxes on the enclosed proxy card. After you have marked your choices, please sign and date the proxy card and mail the proxy card to the Company’s stock transfer agent, Wells Fargo Shareholder Services, in the enclosed envelope. If you prefer, you may vote online or by telephone using the instructions provided on the proxy. If you sign and return the proxy card without specifying your choices, your shares will be voted FOR the proposal to set the number of directors at seven (7), FOR the Board of Director’s nominees, FOR the proposal to amend the Company’s Articles of Incorporation, and FOR the ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent public accountant for the 2011 fiscal year.

•

By telephone. You may authorize the voting of your shares of common stock at the Annual Meeting by calling (800) 560-1965 using a touch tone telephone. Complete instructions for telephone voting are provided on the proxy card.

•

Online. You may authorize the voting of your shares of common stock at the Annual Meeting by visiting the website www.eproxy.com/elmd. Complete instructions for voting online are provided on the proxy card.

	•	In person at the Annual Meeting. All shareholders of record as of Monday, October 4, 2010 may vote in person at the Annual Meeting.

You are a “street name” holder rather than a “shareholder of record” if your shares are held in the name of a stock broker, bank, trust or other nominee as a custodian. If you are a “street name” holder, you must instruct your nominee as to your voting preferences. Please contact your nominee/custodian to do so.

Q:	Can I change my vote after I have mailed in my proxy card?

A:	Proxies solicited by the Board of Directors may be revoked at any time prior to the Annual Meeting. No specific form of revocation is required. You may revoke your proxy by:

	•	Voting in person at the Annual Meeting;
	•	Returning a later-dated signed proxy card; or
	•	Giving personal or written notice of the revocation to the inspector of election at the commencement of the Annual Meeting.

If your shares are held in “street name” through a broker or other nominee, you will need to contact that nominee if you wish to change your voting instructions.

Q:	How will my shares be voted if I do not specify how they should be voted?

A:

If you are a record holder and sign and return your proxy card, but do not mark choices for a particular proposal, then the proxies solicited by the Board of Directors will be in accordance with the Board’s recommendation for that proposal, as set forth in this Proxy Statement.

If you are a street name holder and do not submit specific voting instructions to your broker, the organization that holds your shares would be permitted to vote your shares with respect to “routine” items, but not with respect to “non-routine” items. On non-routine items for which you do not submit specific voting instructions to your broker, the shares will be treated as “broker non-votes.” Broker non-votes will be counted for purposes of determining whether a quorum is present, but will not be considered shares entitled to vote on the proposal and will not be treated as affirmative or opposing votes. The proposal to ratify the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm is considered routine and therefore may be voted upon by your broker if you do not give instructions to your broker. The other proposals set forth on the Notice of Annual Meeting are non-routine matters.

Q:	Who can attend the Annual Meeting?

A:	All shareholders of record as of the close of business on Monday, October 4, 2010, may attend the Annual Meeting. We may request identification in order to ensure an orderly meeting.

Q:	What is the record date for the Annual Meeting?

A:	The Board of Directors has fixed Monday, October 4, 2010, as the record date.

Q:	Who will count the votes?

A:	All proxies submitted to the Company and all votes cast at the Annual Meeting will be tabulated by our stock transfer agent, Wells Fargo Shareowner Services.

Q:	Who is paying for this proxy solicitation?

A:

The entire cost of this proxy solicitation will be borne by the Company. The cost will include the cost of supplying necessary additional copies of the solicitation materials for beneficial owners of shares held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such materials to such beneficial owners.

Q:	How do I nominate a candidate for election as a director at next year’s Annual Meeting?

A:

Nominations for director are made by the Board of Directors upon recommendation by the independent directors. Shareholders may nominate a candidate for director for the Fiscal 2012 Annual Meeting by following the procedures explained below in this Proxy Statement under “CORPORATE GOVERNANCE – Nominating and Corporate Governance Committee” and contained in the rules and regulations of the Securities and Exchange Commission.

Q:	What is a shareholder proposal?

A:

A shareholder proposal is a proposal submitted by a shareholder that, if approved, would recommend or require that the Company and/or the Board of Directors take the proposed action. If you intend to submit a shareholder proposal, the proposal should state as clearly as possible the course of action that you believe the Company should follow. If your proposal is included in the Company’s proxy statement, then the Company must also provide the means for shareholders to vote on the matter via the proxy card. The deadlines and procedures for submitting shareholder proposals for the Fiscal 2012 Annual Meeting are explained in the following question and answer. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Q:	When are shareholder proposals and director nominations due for the Fiscal 2012 Annual Meeting?

A:

In order to be considered for inclusion in next year’s proxy statement, shareholder proposals must be submitted in writing to the Company no later than June 16, 2011 (approximately 120 days prior to the one year anniversary of the mailing of this Proxy Statement). The Company suggests that proposals for the Fiscal 2012 Annual Meeting of Shareholders be submitted by certified mail, return receipt requested. The proposal must be in accordance with the provision of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Exchange Act of 1934.

Shareholders who intend to present a proposal or director nomination at the Fiscal 2012 Annual Meeting of Shareholders without including such proposal or nomination in the Company’s proxy statement must provide the Company notice of such proposal no later than August 31, 2011 (approximately 45 days prior to the one year anniversary of the mailing of this proxy statement). The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

If the Company does not receive notice of a shareholder proposal intended to be submitted to the Fiscal 2012 Annual Meeting of Shareholders by August 31, 2011, the persons named in the proxy statement and on the proxy card accompanying the notice of meeting for next year’s annual meeting may vote on any such proposal in their discretion.

Management has not received any shareholder proposals for the Fiscal 2011 Annual Meeting. If any other matters are presented at the Annual Meeting on which a vote may properly be taken, the persons named as proxy holders in the enclosed proxy card will vote thereon in accordance with their best judgment.

ELECTION OF DIRECTORS
(Proposals 1 and 2)

          The Bylaws of the Company provide that the number of directors shall be determined by the shareholders. The Company’s Board of Directors has recommended that the number of directors be increased from five to seven. The addition of two directors will ensure that the Company is able to meet Nasdaq corporate governance requirements and enable the Board of Directors to provide the more extensive leadership, guidance and oversight necessary for a publicly traded corporation.

          Seven directors have been nominated for election at the Annual Meeting to hold office until the Fiscal 2012 Annual Meeting of Shareholders or until the successor of each shall be elected and qualified in accordance with the Company’s Bylaws. Five of the nominees named herein presently serve as members of the Board of Directors, namely, Dr. Noel Collis, Thomas Hagedorn, Craig Hansen, Robert Hansen, and Dr. George Winn. Two of the nominees, Stephen Craney and Darrel Kloeckner, are being nominated to fill the additional directorships that are the subject of Proposal 1. The Company has no reason to believe that any of the director nominees named below will be unable or unwilling to serve as director if elected. If for any reason any nominee withdraws or is unable to serve as director (neither of which is expected at this time), the shares represented by all valid proxies will be voted for the election of a substitute nominee recommended by the Board of Directors or, alternatively, not voted for any nominee.

          The seven nominees receiving the highest number of affirmative votes cast will be elected as directors. Except as otherwise directed on the proxy cards, the proxies will vote all valid proxies for the seven nominees identified below.

Nominees for Election as Directors at the Annual Meeting

          The Board of Directors has recommended the following persons as nominees for election as directors at the Annual Meeting:

Nominee Name	Age (as of Annual Meeting)	Year First Became a Director

Robert D. Hansen (Chairman)	70	1993
Dr. Noel D. Collis, MD	58	1999
Stephen H. Craney	66	-
Thomas M. Hagedorn	66	1997
Craig N. Hansen	61	1993
Darrel L. Kloeckner	53	-
Dr. George H. Winn	73	2005

          Biographical information relating to each of the director nominees is set forth below:

Robert D. Hansen—Chairman and Chief Executive Officer

          Mr. Hansen co-founded Electromed in 1992 and is responsible for the strategic direction and development of the Company. Mr. Hansen is also a co-founder and is President and Chief Executive Officer of Hansen Engine Corporation, a research and development company that provides research and development services to Electromed. Mr. Hansen joined Hansen Engine Corporation in January 1983 and has over forty years of business leadership and investment industry experience. Mr. Hansen devotes approximately 5% of his time attending to matters related to Hansen Engine Corporation where he is primarily responsible for corporate governance matters through his service as a member of Hansen Engine Corporation’s board of directors. He was also the founder and CEO of LockerMate Corporation until January 1995. Mr. Hansen received a BA Degree from Dana College (1964), Masters of Arts Degree from the University of Cincinnati in U.S. History (1966), and a Masters of Divinity Degree (1976) from Luther Theological Seminary. He completed additional graduate studies in U.S. economic history and foreign policy at the University of Cincinnati. In 1996, Mr. Hansen was awarded a Mini-MBA in “Managing Growing Companies” from the University of St. Thomas. Among other attributes, skills, experiences and qualifications, our Board believes that Mr. Hansen’s history with Electromed and management and investment industry experience allow him to make a valuable contribution as a director. Mr. Hansen is the brother of Craig Hansen, one of our directors.

Craig Hansen—Director

          Mr. Hansen is the co-founder of Electromed and is the Vice President of Research and Development at Hansen Engine Corporation. Mr. Hansen has been with Hansen Engine Corporation since 1977. He is a graduate of Western Iowa Technical School. He has more than forty patents in several fields with numerous additional patents pending. The patents that Mr. Hansen has assigned to Electromed form the technical basis for the SmartVest System. Mr. Hansen is the brother of Robert Hansen, Electromed’s Chief Executive Officer. Among other attributes, skills, experiences and qualifications, our Board believes that Mr. Hansen’s history with Electromed and considerable experience with research and development in the medical device industry make him uniquely qualified to serve as a director.

Stephen Craney—Director Nominee

          Since 1984, Mr. Craney has founded and operated a number of successful companies, including RiverSide Electronics, Ltd., RiverBend Electronics, Ltd., RiverStar, Inc., and JMW Enterprises, Inc. Before becoming an entrepreneur, Mr. Craney worked as an engineer, having earned an electrical engineering degree from the University of Wisconsin-Madison. Mr. Craney is also an active member of a number of community groups, such as the Winona Historical Society. In addition, he has provided support and advice to start up companies for more than 20 years through a local entrepreneur network. Among other attributes, skills, experiences and qualifications, our Board believes that Mr. Craney’s experience developing companies with a strong record of growth, his technical knowledge in the electronics field, his research and development experience and his connections within the business community make him uniquely qualified to serve as a director.

Dr. Noel Collis—Director

          Dr. Collis is currently a self-employed physician and has been since 1990. Dr. Collis is a graduate of the University of Minnesota School of Medicine and practices Internal Medicine in Little Falls, Minnesota. Dr. Collis has served on the faculty of the University of South Dakota School of Medicine. Among other attributes, skills, experiences and qualifications, our Board believes that, in addition to the industry relationships that Dr. Collis has developed, his experience in practicing and teaching medicine give him an understanding of the needs of physicians and patients, which makes him uniquely qualified to serve as a director.

Thomas Hagedorn—Director

          Mr. Hagedorn has served for approximately fifteen years as president of various entities in a family of real estate and mortgage companies headquartered in Northern Virginia; namely Premium Financial Services, Premium Realty Ltd., and Premium Title Services, a mortgage company, real estate brokerage company, and title insurance company, respectively. As president of these entities Mr. Hagedorn manages all aspects of the companies’ activities, including managing between one to five employees in each company, maintaining records and funds with respect to escrow accounts of clients totaling in excess of $10 million at any given time, and coordinating responses in connection with regulatory audits of the escrow accounts managed by each company. Mr. Hagedorn has also been a founding investor for various start-up ventures, including Hansen Engine Corporation, as well as several energy companies where new technology is a principal factor. Mr. Hagedorn is a former member of the Minnesota State Legislature and the U.S. Congress, representing southern Minnesota. Among other attributes, skills, experiences and qualifications, our Board believes that Mr. Hagedorn’s leadership and management experience, as well as his familiarity with the opportunities and challenges related to raising capital and his knowledge of legislative procedures, allow him to make valuable contributions as a director.

Darrel Kloeckner—Director Nominee

          Mr. Kloeckner has been self-employed as a business consultant to privately held corporations since 1995. Before that, Mr. Kloeckner worked as a certified public accountant, providing consulting, accounting and tax services to privately held corporations and their owners. Mr. Kloeckner holds an accounting degree from the University of Minnesota. Among other attributes, skills, experiences and qualifications, our Board believes that Mr. Kloeckner’s significant financial expertise, as well as his expertise in providing advice and consultation to businesses of the Company’s size, will allow him to make valuable contributions as a director.

Dr. George Winn—Director

          Dr. Winn has practiced dentistry with emphasis upon oral surgery and orthodontics in New Prague, MN for more than forty-three years. He is a graduate of the University of Minnesota School of Dentistry. Dr. Winn has served as an Adjunct Professor in the School of Dentistry where he has offered studies in medical ethics. Among other attributes, skills, experiences and qualifications, our Board believes that, in addition to the industry relationships that Dr. Winn has developed, his education and experience give him insight into the medical device industry, which makes him uniquely qualified to serve as a director.

Required Vote and Board Recommendation

Proposal 1: The Board recommends that you vote “FOR” the proposal to increase the number of directors to seven (7). Adoption of the proposal requires the affirmative vote of a majority of the voting power of the shareholders present, whether in person or by proxy, and entitled to vote at the Annual Meeting, provided that a quorum is present.

Proposal 2: The Board recommends that you vote “FOR” each of the nominees to the Board of Directors. The election of each nominee requires the affirmative vote of a plurality of the voting power of the shareholders present, whether in person or by proxy, and entitled to vote at the Annual Meeting, provided that a quorum is present.

AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE
THE NUMBER OF AUTHORIZED SHARES FROM 10,000,000 TO 15,000,000,
INCLUDING 2,000,000 SHARES OF UNDESIGNATED STOCK

          On September 23, 2010, the Board voted to submit to the Company’s shareholders a proposal to amend the Company’s Articles of Incorporation to increase the number of authorized shares of capital stock from 10,000,000 to 15,000,000, consisting of 13,000,000 shares of common stock, $0.01 par value, and 2,000,000 undesignated shares.

          Our Articles of Incorporation currently authorize the Company to issued 10,000,000 shares of common stock. As of October 4, 2010, 8,087,885 shares are issued and outstanding. In addition, approximately 697,115 shares have been reserved for issuance pursuant to outstanding warrants issued by the Company. As a result, the Company has approximately 1,215,000 shares that are not either issued and outstanding or committed for issuance. The Board desires to increase the number of authorized shares of capital stock to ensure it has the flexibility to promptly take advantage of any strategic opportunities, to grant such equity awards to officers, employees, directors, and consultants as may be desirable in the future, and to evidence the Company’s commitment to growth.

          Our shareholders have no preemptive rights with respect to any series of our capital stock. If this proposed Amendment is adopted, the additional authorized shares will be available for issuance from time to time at the discretion of the Board without further action by the shareholders, except where shareholder approval is required by law, by regulatory authorities or to obtain favorable tax treatment for certain employee benefit plans. Thus, additional shares of common stock might be issued at times and under circumstances that will have a dilutive effect on earnings per share and on the equity ownership of the present holders of our common stock.

          In addition, although our Articles of Incorporation currently permit the Board to establish one or more classes or series of shares and to fix the relative rights, preferences, and limitations of each such class or series, all of the Company’s currently authorized shares are designated as common stock. Authorizing 2,000,000 shares of undesignated stock will allow the Board to use its ability to designate classes or series of stock, providing the Board additional flexibility to take advantage of any strategic opportunities that may arise in the future. The availability of undesignated shares from which the Board can designate a series of stock with the rights and preferences necessary for a particular transaction, such as financings, strategic alliances, and acquisitions, provides much greater flexibility and options for structuring such transactions.

          The undesignated shares will be available for designation and issuance by the Board at such times, in such manners and for such purposes as the Board may deem advisable without further action by the shareholders, except as may be required by law or regulatory authorities. The Board may establish one or more classes or series (which may include but is not limited to designation as additional common shares) and fix the relative rights and preferences of each such class or series. The rights and preferences of shares ultimately issued after the Board establishes a class or series from such undesignated shares may include rights that are more beneficial to such holders than to the holders of common shares, including rights with respect to voting, payment upon liquidation, receipt of dividends, payment of distributions and other preferences. The equity interests of current shareholders may be significantly diluted if the Board establishes classes of stock from the authorized undesignated shares and then issues such shares. The Board has no current commitments or plans to designate shares.

          An increase in the number of authorized shares of common stock could, under certain circumstances, be construed as having an anti-takeover effect (for example, by diluting the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the company with another company). Similarly, while establishing an authorized pool of undesignated shares provides flexibility in connection with possible acquisitions and other corporate purposes by permitting the Board to establish and issue a class or series of preferred stock with voting, conversion or other rights or preferences, it could have the effect of (i) delaying or preventing a change in control, (ii) causing the market price of the Company's common stock to decline, or (iii) impairing the voting power and other rights of the holders of the Company's common stock. We are not proposing the increase in authorized shares or the establishment of an authorized pool of undesignated shares in response to, and we have no knowledge of, any effort to accumulate our stock or to obtain control of the Company by means of a merger, tender offer or solicitation in opposition to management.

Required Vote and Board Recommendation

          The Board recommends that you vote “FOR” the proposal to amendment the Company’s Articles of Incorporation, as set forth above. Adoption of the proposal requires the affirmative vote of a majority of the voting power of the shareholders present, whether in person or by proxy, and entitled to vote at the Annual Meeting, provided that a quorum is present.

RATIFICATION OF THE APPOINTMENT OF MCGLADREY & PULLEN, LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTANT
(Proposal 4)

          The Board of Directors, acting on the recommendation of the Company’s Audit Committee, has selected McGladrey & Pullen, LLP (“McGladrey”) as the Company’s registered independent public accountant for the fiscal year ending June 30, 2011. McGladrey was the Company’s registered independent public accountant for the 2010 fiscal year. McGladrey has advised the Company that it has no relationship to the Company except that of independent public accountant.

          A representative of McGladrey is expected to be present at the Annual Meeting. Such representative will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions regarding preparation of the financial statements.

Audit Fees

          The following table presents fees billed by McGladrey to the Company for the audit of the Company’s annual financial statements, the review of the Company’s interim financial statements, and various other audit and non-audit services provided in connection with the fiscal years ended June 30, 2010 and June 30, 2009.

Category	Fiscal Year	Fees
Audit Fees(1)	2010	$249,000
	2009	$82,500

Audit-Related Fees(2)	2010	$0
	2009	$34,500

(1)	Audit services included the annual audits and reviews of the Company’s quarterly financial statements. The 2010 fees also include fees relating to the Company’s initial public offering.

(2)	Audit-related services related to responding to technical accounting questions and related research, and meetings with the Company’s management.

          McGladrey provided no other services to the Company in either fiscal 2010 or fiscal 2009 that are not included above.

Audit Committee Pre-Approval

          Pursuant to its written charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for the Company by its independent public accounting firm or any other auditing or accounting firm. During the year, circumstances may arise that will require the engagement of the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, we will obtain pre-approval of the Audit Committee before engaging the independent registered public accounting firm.

          All Audit and Audit-Related Fees incurred during fiscal 2010 were pre-approved by the chairman of our Audit Committee.

Required Vote and Board Recommendation

          The Board of Directors recommends a vote “FOR” the ratification of the appointment of McGladrey & Pullen, LLP as the Company’s registered independent public accountant for the 2011 fiscal year. Adoption of the proposal requires the affirmative vote of a majority of the voting power of the shareholders present, whether in person or by proxy, and entitled to vote at the Annual Meeting, provided that a quorum is present.

CORPORATE GOVERNANCE

Independence

          We currently rely on Nasdaq Rule 5615(b)(1), which provides a twelve-month phase-in period for a company listing in connection with its initial public offering, to satisfy the Nasdaq Capital Market requirement that our Board of Directors be comprised of a majority of independent directors. Our Board of Directors has determined that four of the seven director nominees are independent directors, as defined under the applicable regulations of the SEC and the Nasdaq Capital Market. The four independent director nominees are Thomas Hagedorn, Dr. Noel Collis, Stephen Craney and Darrel Kloeckner. In determining independence, our Board of Directors considered that Mr. Hagedorn is a director and owns approximately 11% of the outstanding equity of Hansen Engine Corporation, an entity which receives payment from Electromed in exchange for performing research and development services. In addition, our Board of Directors considered that Mr. Hagedorn’s son was an employee of Electromed until June 30, 2010. Our Board of Directors also considered that the Company has made payments of approximately $409,000, $380,000, and $228,000 during our 2010, 2009 and 2008 fiscal years, respectively, to RiverSide Electronics, Ltd. (“RiverSide”), an entity which is solely owned by Stephen Craney, in exchange for electronic parts. The Board of Directors determined that the terms of its transactions with RiverSide were consistent with what could be obtained in an arm’s length transaction with an unrelated party and that the transactions did not exceed 5% of RiverSide’s gross annual revenues. See “CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS.”

Code of Ethics

          The Board of Directors has approved a Code of Ethics that applies to all employees, directors, and officers, including the Chief Executive Officer and the Chief Financial Officer. The Code of Ethics is available in the “Investor Relations” section of our website at www.electromed.com. We intend to disclose any amendment to, or waiver for executive officers or directors of, our Code of Ethics on our website, www.electromed.com, promptly following the date of the amendment or waiver.

Director Attendance at Annual Meetings

          Directors’ attendance at Annual Meetings can provide shareholders with an opportunity to communicate directly with members of the Board about matters concerning the Company. The Company encourages all directors to attend the Company’s annual meetings, but it does not have a formal attendance policy. The Company did not have an annual meeting during its previous fiscal year.

Board Leadership Structure

          The Board believes the combined role of Chairman and Chief Executive Officer allows the Company’s leadership to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The combined role promotes strategy development and execution and facilitates information flow with management to aid in the Board’s evaluation of management’s performance. The Board believes that the Company’s Chief Executive Officer is best situated to serve as Chairman because of his unique familiarity with the Company’s history, business and industry, which makes him most capable of effectively leading discussions among directors of diverse backgrounds and experience regarding the Company’s operations and strategy identification, execution and evaluation. The board has not appointed a lead independent director and believes that the independent directors’ roles as members of their respective committees provide sufficient oversight.

Risk Oversight

          It is management’s responsibility to manage risk and bring to the Board’s attention the most material risks to the company. The Board of Directors has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the company. The Audit Committee provides oversight of management with respect to enterprise-wide risk management, which focuses primarily on risks relating to the Company’s ability to maintain appropriate levels of credit and insurance coverage, financial and accounting risks, and legal and compliance risks, including oversight of internal controls over financial reporting. In addition, the Personnel and Compensation Committee considers risks related to the attraction and retention of talent and risks relating to the design of compensation programs and arrangements. The Nominating and Corporate Governance Committee considers risks and best practices relating to corporate governance policies and procedures. The full Board considers strategic risks and opportunities and regularly receives detailed reports from management and the committees, with respect to their areas of responsibility for risk oversight.

Board and Committee Meetings

          During the 2010 fiscal year, the Board of Directors held seven formal meetings. In addition, directors frequently communicate with each other informally and, when appropriate, take action by written consent of a majority of all directors in accordance with the Minnesota Business Corporation Act and the Company’s Amended Articles of Incorporation. Each director attended at least 75% of the total number of Board meetings held during the 2010 fiscal year and the total number of meetings held by all committees on which the director served during the 2010 fiscal year.

Committee Membership

          The Company’s Board of Directors has three standing committees: the Audit Committee, the Personnel and Compensation Committee, and the Nominating and Corporate Governance Committee. The following table sets forth the membership of each of the Company’s standing committees prior to the Annual Meeting:

Audit Committee	Nominating and Corporate Governance Committee	Personnel and Compensation Committee
Dr. George H. Winn (Chair)	Dr. Noel D. Collis (Chair)	Thomas M. Hagedorn (Chair)
Dr. Noel D. Collis	Thomas M. Hagedorn	Dr. Noel D. Collis
Thomas M. Hagedorn	Craig N. Hansen	Dr. George H. Winn

          Assuming Proposals 1 and 2 are passed, our Board intends to reconstitute the committees as follows after the Annual Meeting:

Audit Committee	Nominating and Corporate Governance Committee	Personnel and Compensation Committee
Darrel L. Kloeckner (Chair)	Dr. Noel D. Collis (Chair)	Thomas M. Hagedorn (Chair)
Stephen H. Craney	Thomas M. Hagedorn	Darrel L. Kloeckner
Thomas M. Hagedorn	Craig N. Hansen	Stephen H. Craney
Dr. George H. Winn

          Our Board of Directors has evaluated independence for the members of each committee in accordance with Nasdaq Rule 5605(a)(2) and, with respect to the members of the Audit Committee, Nasdaq Rule 5605(c)(2) and Rule 10A-3 of the Exchange Act. The membership and responsibilities of each committee complies with the listing requirements of the Nasdaq Capital Market, except that Mr. Craig Hansen, who is not “independent” as defined under Nasdaq Rule 5605(a)(2), is a member of the Nominating and Corporate Governance Committee, and Dr. George Winn, who is not “independent” as defined under Nasdaq Rule 5605(a)(2), is currently a member of the Audit Committee and the Personnel and Compensation Committee. The Board has determined that Dr. Winn is not independent as a result of transactions between Dr. Winn and the Company listed under the heading “CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS.” The Board determined that it was appropriate for Dr. Winn to serve on the Audit Committee and the Personnel and Compensation Committee due to his business experience and familiarity with the medical device industry, and in light of the fact that the Company is entitled to Audit Committee phase-in periods under applicable SEC and Nasdaq rules.

          In accordance with Nasdaq Rule 5615(b)(1) and Rule 10A-3(b)(1)(iv)(A) of the Exchange Act, we intend to have an Audit Committee comprised only of independent directors within the phase-in period provided to issuers listing securities in connection with an initial public offering. In addition, as permitted by the listing requirements of the Nasdaq Capital Market and other applicable rules, our director nominees have been and will be selected, or recommended to the full Board of Directors for selection, by a majority of independent directors of the Board in a vote in which only independent directors participate. Likewise, if at any time our Personnel and Compensation Committee is not comprised only of independent directors, compensation for our executive officers will be determined, or recommended to the full Board of Directors for determination, by a majority of independent directors of the Board in a vote in which only independent directors participate.

Audit Committee

          Our Audit Committee currently consists of Dr. Noel Collis, Thomas M. Hagedorn, and Dr. George Winn. Under its charter, the Audit Committee must be comprised of not less than three independent directors, with the exception of the phase-in period provided for under Nasdaq Rule 5615(b)(1) and Rule 10A-3(b)(1)(iv)(A), and its composition must otherwise satisfy Nasdaq and SEC requirements applicable to audit committees. Following the Annual Meeting, we intend to appoint Mr. Kloeckner and Mr. Craney to the Audit Committee in place of Dr. Winn and Dr. Collis.

          The principal functions of the Audit Committee are to evaluate and review the Company’s financial reporting process and systems of internal controls. The Audit Committee evaluates the independence of the Company’s independent auditor, recommends selection of the Company’s independent auditor to the Board of Directors, approves fees to be paid to our independent auditor, and reviews the Company’s financial statements with management and the independent auditor. The Audit Committee has recommended to the Board of Directors the appointment of McGladrey & Pullen, LLP to serve as the Company’s independent auditor for the 2011 fiscal year. The Audit Committee operates under a written charter approved and adopted by the Board of Directors on April 20, 2010, a copy of which is available in the “Investor Relations” section of the Company’s website at www.electromed.com. The Audit Committee held two formal meetings during the 2010 fiscal year.

Audit Committee Independence

          The SEC rules and the Nasdaq Capital Market rules require our Audit Committee to be made up entirely of independent directors within one year of the initial listing of our securities. At this time, our Board of Directors has affirmatively determined that Mr. Hagedorn and Dr. Collis meet the definition of “independent director” for purposes of serving on an audit committee under Nasdaq Rule 5605. The Board intends to have the Audit Committee composed of entirely of independent directors within the time period specified by the Nasdaq rules.

Audit Committee Review of Related Party Transactions

          Our Audit Committee charter requires our Audit Committee to review and approve in advance any related party transaction of the type required to be disclosed by Item 404 of Regulation S-K. All of our directors, officers and employees are required to report to our Audit Committee any related party transaction (as defined by applicable rules and regulations of the SEC and the Nasdaq Capital Market) prior to its completion. We do not believe the terms of any of the transactions and agreements described under the heading “CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS” are any less favorable to us than could be obtained in an arm’s length transaction with an unrelated party.

Report of the Audit Committee

          The following report of the Audit Committee shall not be deemed to be filed with the Securities and Exchange Commission (“SEC”) or incorporated by reference in any previous or future documents filed by the Company with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the reference in any such document.

                    In accordance with its written charter adopted by the Board of Directors, as amended, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee charter is available on the investor relations page of our website at www.electromed.com. The charter was adopted on April 20, 2010. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1) reviewed and discussed the audited financial statements with management and the independent auditors;

(2) discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61, as amended by Auditing Standard No. 114, (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T, with and without management present; and

(3) received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

          Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010, as filed with the Securities and Exchange Commission.

Audit Committee

Dr. George H. Winn (Chair)
Dr. Noel D. Collis
Thomas M. Hagedorn

Personnel and Compensation Committee

          The current members of the Personnel and Compensation Committee are Dr. Noel D. Collis, Thomas M. Hagedorn, and Dr. George H. Winn. Following the Annual Meeting, we intend to appoint Mr. Kloeckner and Mr. Craney to the Personnel and Compensation Committee in place of Dr. Winn and Dr. Collis. At this time, our Board of Directors has affirmatively determined that Mr. Hagedorn and Dr. Collis meet the definition of “independent director” for purposes of serving on a compensation committee under Nasdaq Rule 5605.

          The Board has authorized the Personnel and Compensation Committee to, among other duties, develop the Company’s compensation strategy, review compensation policies and plans for the Company’s executive officers, and administer the Company’s compensation plans. Neither the Personnel and Compensation Committee nor the Board of Directors engages compensation consultants to assist in determining or recommending the amount or form of compensation for executive officers or directors. The Chief Executive Officer gives the Committee input in regard to the compensation of the Chief Financial Officer, but the Chief Executive Officer is not present during voting or deliberations relating to his own compensation. The committee operates under a written charter adopted April 20, 2010, which is available in the “Investor Relations” section of our website at www.electromed.com. The Personnel and Compensation Committee held two formal meeting during the 2010 fiscal year.

Nominating and Corporate Governance Committee

          The current members of the Nominating and Corporate Governance Committee are Thomas M. Hagedorn, Dr. Noel D. Collis (Chair), and Craig N. Hansen. Following the Annual Meeting, we intend to appoint Dr. Winn to the Nominating and Corporate Governance Committee. At this time, our Board of Directors has affirmatively determined that Mr. Hagedorn and Dr. Collis meet the definition of “independent director” for purposes of serving on a nominating committee under Nasdaq Rule 5605.

          Our Nominating and Corporate Governance Committee is responsible for oversight of our corporate governance policies and procedures, our codes of conduct and other corporate governance matters. Our independent directors, serving as the Nominating and Corporate Governance Committee, make recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our Board of Directors and its committees. The Nominating and Corporate Governance Committee acts pursuant to a written charter, which was adopted April 20, 2010 and amended September 23, 2010. The charter is available in the “Investor Relations” section of our website at www.electromed.com. The Nominating and Corporate Governance Committee was formed on April 20, 2010 and did not hold any formal meetings during the 2010 fiscal year.

Director Nominations

          Director nominees are recommended to the full Board by a vote of our independent directors. Shareholders may recommend a nominee to be considered by the independent directors by submitting a written proposal to the Chairman of the Board of Directors, at 500 Sixth Avenue Northwest, New Prague, Minnesota. A consent signed by the proposed nominee agreeing to be considered as a director should accompany the written proposal. The proposal should include the name and address of the nominee, in addition to the qualifications and experience of said nominee.

          When selecting candidates for recommendation to the Board of Directors, the independent directors will consider the attributes of the candidates and the needs of the Board and will review all candidates in the same manner, regardless of the source of the recommendation. In evaluating director nominees, a candidate should have certain minimum qualifications, including being able to read and understand basic financial statements, be familiar with our business and industry, have high moral character and mature judgment, and be able to work collegially with others. In addition, factors such as the following are also considered:

•	appropriate size and diversity of the Board;

•	needs of the Board with respect to particular talent and experience;

•	knowledge, skills and experience of nominee;

•	experience in domestic and international business affairs;

•	familiarity with legal and regulatory requirements;

•	appreciation of the relationship of our business to the changing needs of society; and

•	desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by a new member.

          The Nominating and Corporate Governance Committee does not have a formal diversity policy at this time. However, as summarized above, the Nominating and Corporate Governance Committee seeks to nominate candidates with a diverse range of knowledge, experience, skills, expertise, and other qualities that will contribute to the overall effectiveness of the Board of Directors.

          In September 2010, the independent directors voted to recommended to the full Board the nomination of Stephen Craney and Darrel Kloeckner to serve as directors. Mr. Craney and Mr. Kloeckner were recommended to the Nominating and Corporate Governance Committee by the Company’s Chief Executive Officer.

SECURITY HOLDER COMMUNICATIONS TO THE BOARD OF DIRECTORS

          Any shareholder wishing to communicate with the Board of Directors about any matter involving the business or operations of the Company should send the communication, in written form, to the CEO of the Company at the Company’s principal place of business at 500 Sixth Avenue Northwest, New Prague, Minnesota. The CEO of the Company will promptly send the communication to each member of the Board of Directors.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

          The Company did not have equity securities registered pursuant to section 12 of the Exchange Act during the 2010 fiscal year.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS AND MANAGEMENT

          The following table sets forth certain information with respect to the beneficial ownership of our outstanding common stock by (i) each of our named executive officers (as defined in the section of this Proxy Statement entitled “Executive Compensation”); (ii) each of our current directors and director nominees; and (iii) all of our executive officers, current directors, and director nominees as a group. We are not aware of any beneficial owners of more than 5% of our common stock who are not executive officers or directors.

          The percentage ownership information shown in the table is based upon 8,087,885 shares outstanding as of October 4, 2010.

          Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Except as otherwise noted below, the address for each person or entity listed in the table is c/o Electromed, Inc., 500 Sixth Avenue NW, New Prague, Minnesota 56071.

Name	Number of Shares Beneficially Owned	Percentage of the Class Beneficially Owned(1)
Robert D. Hansen(2)	593,355	7.32%
Terry M. Belford, CPA, CMA(3)	52,000	*
Craig N. Hansen	531,000	6.57%
Noel D. Collis, MD	487,666	6.03%
Stephen H. Craney	258,334	3.19%
Thomas M. Hagedorn	874,250	10.81%
Darrel Kloeckner	15,000	*
George H. Winn, DDS	592,708	7.33%
Executive Officers and Directors as a Group (8 persons)(4)	3,404,313	42.09%

* Indicates ownership of less than 1%.

(1)

Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of October 4, 2010, or within sixty days of such date, are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by a group.

(2)

Includes 14,000 shares which may be purchased upon exercise of warrants by Mr. Hansen that were exercisable as of October 4, 2010, or within 60 days of such date, 100,000 shares of Electromed common stock pledged pursuant to a lending arrangement and 62,415 shares of Electromed common stock pledged as collateral under a secured promissory note.

(3)	Includes 38,000 shares which may be purchased upon exercise of warrants by Mr. Belford that were exercisable as of June 30, 2010, or within 60 days of such date.

(4)	Includes 52,000 shares which may be purchased upon exercise of warrants that were exercisable as of June 30, 2010, or within 60 days of such date.

EXECUTIVE COMPENSATION

Executive Compensation Components for Fiscal 2010

          We have two named executive officers, Robert D. Hansen, our Chief Executive Officer, and Terry M. Belford, our Chief Financial Officer. We provide a compensation package to our named executive officers that includes base salary and annual performance-based cash awards. Our named executive officers are also eligible to receive perquisites and to participate in benefit arrangements that are generally available to all salaried employees, such as group life insurance. Historically, we have also periodically awarded our named executive officers with long-term equity incentive grants in the form of warrants. Pursuant to their employment agreements, our executives would be eligible to participate in any employee benefit plan that provided opportunities to earn equity incentive compensation. However, we do not have such a plan in place at the present time.

Base Salary

          In determining the appropriate base salaries for our named executive officers in fiscal 2010, our Personnel and Compensation Committee reviewed individual performance and our operating results during the preceding fiscal year and considered compensation data for medical device manufacturing companies located in the Midwest. The Personnel and Compensation Committee also considered the Chief Executive Officer’s recommendations as to compensation for the Chief Financial Officer. The Personnel and Compensation Committee uses a subjective process to set base salaries and does not specifically weight any factors. Based upon the information reviewed by the Personnel and Compensation Committee, the Committee made a recommendation with respect to compensation for the Chief Executive Officer and Chief Financial Officer to the Board of Directors, and the Board of Directors set the compensation for the Chief Executive Officer and Chief Financial Officer based on the information and recommendation provided by the Personnel and Compensation Committee.

          Our Chief Executive Officer earned a base salary of $184,950 during our 2010 fiscal year and $159,500 during our 2009 fiscal year. Our Chief Financial Officer earned a base salary of $128,450 during our 2010 fiscal year and $108,500 during our 2009 fiscal year.

Incentive Compensation

          In order to provide motivation to our named executive officers, we provide performance-based incentive compensation upon achievement of goals established by the Board of Directors on an annual basis. The incentive component of our executive compensation package is comprised of short-term cash incentive compensation and, historically, long-term equity compensation in the form of warrants that typically vest in 20% increments over a 5-year period.

          Cash Incentive Compensation

          During our 2010 fiscal year, our named executive officers were eligible to earn incremental cash incentive compensation of $1,875 for the Chief Financial Officer and $2,500 for the Chief Executive Officer for each increment of $250,000 of revenue in excess of the revenue threshold. During our 2009 fiscal year, our named financial officers were eligible to earn cash incentive compensation of $7,500 for our Chief Financial Officer and $10,000 for our Chief Executive Officer for each $1,000,000 of revenue in excess of the revenue threshhold. Our Chief Financial Officer and Chief Executive Officer earned cash incentive compensation of $67,500 and $90,000, respectively, during the 2010 fiscal year for performance during the 2009 calendar year. Our Chief Financial Officer and Chief Executive Officer earned cash incentive compensation of $46,875 and $62,500, respectively, during the 2009 fiscal year for performance during the 2008 calendar year. Cash incentive awards earned by a named executive officer during a fiscal year are paid in bi-monthly installments for the first ten months of the following fiscal year.

          Either the Personnel and Compensation Committee, when comprised solely of independent directors, or the independent directors, by vote in which only the independent directors participate, will set performance goals and related incentive payments for future calendar years on an annual basis.

          Equity Incentive Compensation

          For our 2009 fiscal year, our named executive officers were granted the following warrants:

•

In November 2008, we issued warrants to purchase 35,000 shares of Electromed common stock to Terry M. Belford, our Chief Financial Officer. The warrants vest in annual 20% increments, have a ten-year term, and an exercise price of $3.50 per share.

•

In November 2008, we issued warrants to purchase 35,000 shares of Electromed common stock to Robert D. Hansen, our Chief Executive Officer. The warrants vest in annual 20% increments, have a ten-year term, and an exercise price of $3.50 per share.

          We did not issue any warrants to our named executive officers during our 2010 fiscal year.

Perquisites and Other Benefits

          We believe that providing perquisites to our named executive officers is beneficial because it improves our ability to retain qualified leaders and is consistent with the practice of similarly-sized companies in our industry. Our named executive officers are eligible to participate in our group health and life insurance plans and receive matching contributions to a 401(k) plan, which are benefits that are generally available to all of our salaried employees. The goal of these programs is to promote health and welfare benefits. In addition, we provide an automobile to our Chief Executive Officer and make monthly automobile lease payments on behalf of our Chief Financial Officer. The aggregate annual value of these perquisites was less than $10,000 for the last completed fiscal year. As described in footnotes 5 and 7 to the Summary Compensation Table, we also pay premiums with respect to life insurance policies on our Chief Executive Officer and his three adult children.

Employment Agreements for our Named Executive Officers

          Prior to January 1, 2010, Robert D. Hansen, our Chief Executive Officer, was employed pursuant to an Executive Employment Agreement dated January 3, 2005 (the “2005 Employment Agreement”), which was subject to annual renewal by our Board of Directors. The 2005 Employment Agreement provided for an initial base salary of $89,500, cash incentive awards upon achievement of annual revenue and net income goals established by the Board of Directors, and equity incentive awards in the form of warrants upon achievement of annual revenue goals established by the Board of Directors. The 2005 Employment Agreement also provided that Electromed would pay the premiums on health and life insurance policies for Mr. Hansen for the term of the agreement, and would pay the premiums on life insurance policies for each of Mr. Hansen’s three adult children, in each case for the benefit of the recipient’s estate or another beneficiary chosen by the recipient. Following termination of the 2005 Employment Agreement, we have continued to pay the premiums on these life insurance policies.

          Effective January 1, 2010, we entered into a new employment agreement with Mr. Hansen (the “2010 Employment Agreement”), which superseded the 2005 Employment Agreement. The 2010 Employment Agreement has an initial term of three years (the “Initial Term”), with automatic renewal for one-year periods (each a “Renewal Term,” together, the “Renewal Terms”) unless written notice of non-renewal is provided by the Board of Directors or Mr. Hansen at least 90 days prior to the anniversary date of agreement, and subject to earlier termination as described below. Mr. Hansen receives an initial base salary of $209,000 per calendar year pursuant to the 2010 Employment Agreement, subject to annual review and adjustment by our Board of Directors. Pursuant to the 2010 Employment Agreement, Mr. Hansen is also eligible to receive cash incentive compensation, is entitled to the severance payments described below upon termination without cause or resignation upon a change of control of Electromed, and is entitled to maintain, at Electromed’s expense, life insurance policies of at least $1,000,000 for the benefit of his estate.

          Effective January 1, 2010, we entered into an employment agreement with Terry M. Belford to serve as our Chief Financial Officer. Prior to January 1, 2010, the terms of Mr. Belford’s employment were set by our Board of Directors on an annual basis. Mr. Belford’s employment agreement has an initial term of three years (the “Initial Term”), with automatic renewal for one-year periods (each a “Renewal Term,” together, the “Renewal Terms”) unless written notice of non-renewal is provided by the Board of Directors or Mr. Belford at least 90 days prior to the anniversary date of agreement, and subject to earlier termination as described below. Mr. Belford receives an initial base salary of $146,000 per calendar year pursuant to his employment agreement, subject to annual review and adjustment by our Board of Directors. Mr. Belford is also eligible to receive cash incentive compensation and is entitled to the severance payments described below upon termination without cause or resignation upon a change of control of Electromed.

          The employment agreements with Messrs. Hansen and Belford are terminable by the Board of Directors at any time for any reason. If Messrs. Hansen or Belford are terminated by the Board of Directors without cause prior to the expiration of the Initial Term or any subsequent Renewal Term or if they resign within six months of a change of control of the Company, Electromed would be required to pay severance pursuant to each employment agreement. With respect to a termination without cause, the amount of the severance payment would be equal to the base salary of the executive then in effect. With respect to a resignation upon a change in control, the amount of the severance payment would be equal to the sum of two times (2x) the annual base salary then in effect. In each instance, the executive would also be entitled to a pro rata portion of any earned but unpaid incentive compensation at the time of termination and would, in order to receive the severance and continued benefits, be required to sign a release of claims against Electromed, return all property owned by Electromed and agree not to disparage Electromed.

          The employment agreements define “cause” as gross misconduct which damages Electromed; fraud, misappropriation, or embezzlement by the employee; conviction of a felony crime or a crime of moral turpitude; unethical conduct in the course of employment; or a material breach of the employment agreement. The employment agreements define “change of control” as: (i) a change in ownership, which is deemed to have occurred in the event one person, or more than one person acting as a group, acquires more than 50% of the total fair market value or total voting stock of Electromed; (ii) a change in effective control, which is deemed to have occurred when one person, or more than one person acting as a group, acquires ownership of stock of Electromed possessing 30% or more of the total voting power of the stock, or a majority of members of Electromed’s Board of Directors is replaced during any 12-month period; and/or (iii) a change in ownership of a substantial portion of the assets of Electromed, which is deemed to have occurred when one person, or more than one person acting as a group, acquires assets from Electromed that have a total gross fair market value equal to or greater then 40% of the total gross fair market value of all of the assets of Electromed before the acquisition.

          Each of our executives has also entered into Non-Competition, Non-Solicitation, and Confidentiality Agreements (the “Confidentiality Agreements”). Pursuant to the Confidentiality Agreements, each of Messrs. Hansen and Belford agree to protect confidential information of Electromed and to return all confidential information and property of Electromed upon termination of employment for any reason, and that they will not compete with Electromed or solicit customers or business contacts of Electromed during the term of the agreement and for a period of 12 months after termination, for any reason. In addition, the executives agreed that they would inform any potential new employer of their obligations under the Confidentiality Agreement before accepting new employment.

Summary Compensation Table

          The following table provides information regarding the compensation earned during fiscal 2010 and fiscal 2009 by our named executive officers:

Name and principal position	Year	Salary ($)(1)	Option awards ($)		Non-equity incentive plan compensation ($)		All other compensation ($)		Total ($)
Robert D. Hansen	2010	184,950	0		90,000	(3)	17,025	(5)(6)	291,975
Chief Executive Officer
	2009	159,500	75,529	(2)	62,500	(4)	15,440	(7)(8)	312,969

Terry M. Belford	2010	128,450	0		67,500	(3)	7,622	(9)	203,572
Chief Financial Officer
	2009	108,500	75,529	(2)	46,875	(4)	6,594	(10)	237,468

(1)	Amounts shown are not reduced to reflect the named executive officers’ elections, if any, to contribute portions of their salaries to 401(k) plans.

(2)

Represents the grant date fair value of warrants awarded during the fiscal year ended June 30, 2009, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation, for outstanding performance-based option awards. The assumptions used to determine the valuation of the 2009 warrant awards are discussed in Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the 2010 fiscal year.

(3)	Reflects a cash incentive payment earned as of December 31, 2009 for achieving performance goals for the 2009 calendar year.

(4)	Reflects a cash incentive payment earned as of December 31, 2008 for achieving performance goals for the 2008 calendar year.

(5)	Includes premiums totaling $6,823 paid by the Company with respect to life insurance for the benefit of Mr. Hansen and his three adult children.

(6)	Includes a Company match of $10,202 to Mr. Hansen’s 401(k) plan.

(7)	Includes life insurance premiums totaling $6,560 paid for life insurance policies for the benefit of Mr. Hansen and his three adult children.

(8)	Includes a Company match of $8,880 to Mr. Hansen’s 401(k) plan.

(9)	Includes a Company match of $7,622 to Mr. Belford’s 401(k) plan.

(10)	Includes a Company match of $6,594 to Mr. Belford’s 401(k) plan.

Outstanding Equity Awards at June 30, 2010

          The following table sets forth certain information regarding equity awards granted to our named executive officers outstanding as of June 30, 2010:

	Option awards

Name	Number of securities underlying unexercised options () Exercisable(1)	Number of securities underlying unexercised options () Unexercisable(1)		Option exercise price ($)	Option expiration date
Robert D. Hansen	—	35,000	(2)	$3.50	11/24/2018
Terry M. Belford	12,000			$2.00	1/3/2011
	12,000	—		$2.00	1/1/2012
	—	35,000	(2)	$3.50	11/24/2018

(1)	The Exercisable and Unexercisable options are denominated as warrants to purchase common stock of the Company.

(2)	The option vests ratably on November 24 of each year from Fiscal Years 2010 – 2014, and expires on November 24, 2018.

DIRECTOR COMPENSATION

          The following table provides information regarding compensation paid to and earned by the non-employee directors during fiscal 2010:

Name	Fees Earned or Paid in Cash(1) ($)	All Other Compensation ($)	Total ($)
Craig N. Hansen	$3,000	-	$3,000
Noel D. Collis, MD	$2,000	-	$2,000
Thomas M. Hagedorn	$3,000	-	$3,000
George H. Winn DDS	$3,000	-	$3,000

(1)	In fiscal 2010, each non-employee director was paid $1,000 for each Board meeting the director attended.

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

          Described below are transactions and series of similar transactions that have occurred during the 2010 and 2009 fiscal years, to which we were or are a party in which:

•	the amounts involved exceeded the lesser of $120,000 or one percent of the average of our total assets at year end for our last two completed fiscal years; and

•	a director, executive officer, beneficial owner of more than 5% of any class of our voting securities or any member of their immediate family had or will have a direct or indirect material interest.

          We obtain engineering services from Hansen Engine Corporation (d/b/a Hansen Engine Technologies, Inc.) (“Hansen Engine”) pursuant to a Letter Agreement dated February 16, 2010 (the “2010 Agreement”). Robert Hansen, our Chief Executive Officer, is the President, Chief Executive Officer and Chairman of the Board of Directors of Hansen Engine and owns approximately 11% of that entity’s outstanding common stock. Mr. Hansen devotes approximately 5% of his time attending to matters related to Hansen Engine Corporation where he is primarily responsible for corporate governance matters through his service as a member of Hansen Engine’s board of directors. In addition, Craig Hansen, a member of our Board of Directors and the brother of Robert Hansen, and Thomas Hagedorn, a member of our Board of Directors, are each a director of Hansen Engine and own approximately 12% and 11%, respectively, of that entity’s outstanding common stock. The 2010 Agreement provides that Hansen Engine will perform research and development work, primarily relating to the improvement of device performance of the SmartVest System, in exchange for a monthly fee of $30,000, through the end of the current term in December 2010. During our 2010 and 2009 fiscal years, expenses incurred to Hansen Engine were approximately $280,000 and $115,000, respectively. The 2010 Agreement provides that all design outputs will be the property of Electromed and that all patents that result from work performed pursuant to the agreement must be assigned to us. Such assignments are effected in writing pursuant to our standard form of patent assignment.

          From May 2006 through December 2009, we leased a 5,000 square-foot building from George Winn, a member of our Board of Directors. Our monthly lease payment for the building was approximately $7,000 until we bought the building for $555,000 on December 9, 2009. We also purchased an approximately 1.25 acre parcel of land adjacent to our original campus in March 2008, from Wil/Win Investments LLC, an entity in which Dr. Winn has a 50% equity interest, in exchange for shares of Electromed common stock valued at approximately $105,000.

          On March 2, 2010, we purchased from Robert D. Hansen, our Chief Executive Officer and the chairman of our Board of Directors, the non-controlling interest in Electromed Financial, LLC, a Minnesota limited liability company (“Electromed Financial”) that was our majority-owned subsidiary. The purchase price for Mr. Hansen’s interest in Electromed Financial was $125,000 and was accounted for as an equity transaction. Electromed Financial is now our wholly-owned subsidiary. Electromed Financial was formed on May 23, 2002 to assist in raising capital from outside investors and may be engaged to support other financial-related objectives of the Company.

          The Company purchases electronic parts from RiverSide Electronics, Ltd. (“RiverSide”), an entity which is solely owned by Stephen Craney, a director nominee. The Company has made payments to RiverSide of approximately $409,000, $380,000, and $228,000 during our 2010, 2009 and 2008 fiscal years, respectively. The Board of Directors has determined that the terms of its transactions with RiverSide were consistent with what could be obtained in an arm’s length transaction with an unrelated party.

OTHER INFORMATION

          Management knows of no other matters which may be brought before the Annual Meeting. If any other matters are presented at the meeting on which a vote may properly be taken, the persons named as proxy holders in the enclosed proxy card will vote thereon in accordance with their best judgment.

ANNUAL REPORT AND FINANCIAL STATEMENTS

          THE COMPANY’S ANNUAL REPORT, INCLUDING THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2010 (WITHOUT EXHIBITS), ACCOMPANIES THE DELIVERY OF THIS PROXY STATEMENT. NO PART OF THE ANNUAL REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY’S FURNISHING SUCH EXHIBIT(S). ANY SUCH REQUESTS SHOULD INCLUDE A REPRESENTATION THAT THE SHAREHOLDER WAS THE BENEFICIAL OWNER OF SHARES OF ELECTROMED COMMON STOCK ON OCTOBER 4, 2010, THE RECORD DATE FOR THE FISCAL 2011 ANNUAL MEETING, AND SHOULD BE DIRECTED TO ROBERT HANSEN, CHIEF EXECUTIVE OFFICER, AT THE COMPANY’S PRINCIPAL ADDRESS.

Dated: October 14, 2010
New Prague, Minnesota

Electromed, Inc.

ANNUAL MEETING OF STOCKHOLDERS

Friday, November 5, 2010
10:00 am central time

Electromed Headquarters
500 Sixth Avenue NW
New Prague, MN 56071

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, 10K and Annual Report are available under the “Investor Relations” tab at
www.electromed.com.

Electromed, Inc.	proxy
500 Sixth Avenue NW
New Prague, MN 56071

This proxy is solicited by the Board of Directors for use at the Annual Meeting on November 5, 2010.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3 and 4.

By signing the proxy, you revoke all prior proxies and appoint Robert D. Hansen and Terry M. Belford, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945

COMPANY

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/elmd Use the Internet to vote your proxy until 12:00 p.m. (CT) on November 4, 2010.

PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on November 4, 2010.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided so that it is received by the close of business on November 4, 2010.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

To vote by mail as the Board of Directors recommends on all items below, simply sign, date and return this proxy in the enclosed postage-paid return envelope.

ò Please detach here ò

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1. Set the number of directors at 7.			☐	For	☐	Against	☐	Abstain

2. Election of directors:	01 Dr. Noel D. Collis, MD	05 Robert D. Hansen	☐	Vote FOR all nominees		☐	Vote WITHHELD from all nominees (except as marked)
	02 Stephen H. Craney	06 Darrel L. Kloeckner
	03 Thomas M. Hagedorn	07 Dr. George H. Winn, DDS
04 Craig N. Hansen

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

3. To increase the number of authorized shares from 10 million to 15 million, consisting of 13,000,000 shares of common stock and 2,000,000 shares of undesignated stock.			☐	For	☐	Against	☐	Abstain

4. Ratify the appointment of McGladrey & Pullen, LLP as independent registered public accounting firm for the fiscal year ending June 30, 2011.			☐	For	☐	Against	☐	Abstain

In their discretion, the proxies may vote on any other matters that are properly brought before the Meeting and any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark box, sign, and indicate changes below:	☐	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.